                                                                   EXHIBIT 99.22


                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


-------------------------------------
In re:                                       Case No. 01-10954 (JCA)

American Classic Voyages Co., et al.,        Chapter 11

               Debtors.                      Jointly Administered
-------------------------------------


              ORDER AUTHORIZING (A) PROPOSED SALE OF THE DEBTORS'
               INLAND WATERWAY CRUISE BUSINESS FREE AND CLEAR OF
               LIENS, CLAIMS AND ENCUMBRANCES AND (B) ASSUMPTION
                   AND ASSIGNMENT OF CERTAIN OF THE DEBTORS'
            EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO


         This matter coming on to be heard on the Motion for Order Authorizing
(A) Proposed Sale of the Debtors'(1) Inland Waterway Cruise Business Free and Clear of Liens, Claims and Encumbrances and (B) Assumption and Assignment of certain of the Debtors' Executory Contracts and Unexpired Leases Related Thereto (the "Motion") filed by the above-captioned debtors and debtors-in-possession (collectively, the "Debtors"); the Court having reviewed the Motion and the Purchase Agreement attached hereto as Exhibit A (the "Purchase Agreement")(2), and having heard the statements of counsel in support of the relief requested in the Motion at a hearing thereto (the "Sale Hearing"); the Court being fully advised in the premises and having determined that the legal and factual bases set forth in the Motion and at the Sale Hearing on the Motion establish just cause for the relief herein granted;


--------

(1) The term "Debtors" is used in this Order, depending on the context, to either (a) refer collectively to the all of the debtors in these Chapter 11 cases or (b) refer to the debtors who constitute Sellers under the Purchase Agreement.

(2) Unless otherwise defined in this Order, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

         IT IS HEREBY FOUND AND DETERMINED THAT:

         A. The Court has jurisdiction over this Motion pursuant to 28 U.S.C. ss. ss. 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2)(A). Venue of these cases and the Motion in this district is proper under 28 U.S.C. ss. ss. 1408 and 1409.

         B. The statutory predicates for the relief sought in the Motion are Sections 105(a), 363(b), (f), (m) and (n), 365, and 1146(c) of the United States Bankruptcy Code, 11 U.S.C. ss. ss. 101-1330, as amended (the "Bankruptcy Code"), and Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules").

         C. Proper, timely, adequate and sufficient notice of the Motion, the auction conducted in connection with the motion (the "Auction"), the Sale Hearing, the sale and assignment transaction described in the Purchase Agreement (the "Proposed Transaction"), and the assumption and assignment of the executory contracts and unexpired leases listed on Exhibit B hereto, subject to the Purchaser's removal of any such contract prior to Closing (the "Assumed Contracts") has been provided in accordance with Sections 105(a), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, and 9014 and in compliance with the Bidding Procedures (as defined in the Motion) and the revised bidding procedures filed with this Court on April 25, 2002 (the "Revised Bidding Procedures"), such notice was good and sufficient, and appropriate under the particular circumstances, and no other or further notice of the Motion, the Auction, the Sale Hearing, the Proposed Transaction, the assumption and assignment of the Assumed Contracts, the Bidding Procedures and the Revised Bidding Procedures, or the rejection of the executory contracts and unexpired leases listed on Exhibit C hereto (the "Excluded Contracts") upon five days' notice by the Debtors to the contract parties, is or shall be required.


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

         D. As demonstrated by (i) the testimony and/or other evidence proffered or adduced at the Sale Hearing and (ii) the representations of counsel made on the record at the Sale Hearing, the Debtors have marketed the Acquired Assets (as defined in the Purchase Agreement) and conducted the sale process in compliance with the Bidding Procedures and the Revised Bidding Procedures.

         E. Creditors, parties-in-interest and other entities have been afforded a reasonable opportunity to bid for the Acquired Assets.

         F. No consents or approvals, other than those expressly provided for in the Purchase Agreement, are required for the Debtors to consummate the Proposed Transaction.

         G. Approval of the Purchase Agreement and consummation of the Proposed Transaction are in the best interests of the Debtors, their creditors, their estates, and other parties-in-interest.

         H. The Debtors have demonstrated both (i) good, sufficient, and sound business purpose and justification and (ii) compelling circumstances for the sale pursuant to Section 363(b) of the Bankruptcy Code prior to, and outside of, a plan.

         I. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities.

         J. The Purchase Agreement was negotiated, proposed and entered into by and among certain of the Debtors and DNPS Delta Queen Steamboat Company, Inc., and/or an affiliate, designee, assignee, or successor thereof, (the "Purchaser") without collusion, in good faith, and from arm's-length bargaining positions. Neither the Debtors nor the Purchaser has engaged in any conduct that would cause or permit the avoidance of the Purchase Agreement or


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the consummation of the Proposed Transaction, or the imposition of costs or damages under Section 363(n) of the Bankruptcy Code.

          K. The Purchaser is a good faith purchaser under Section 363(m) of the Bankruptcy Code and, as such, is entitled to all of the protections afforded thereby. The Purchaser has at all times acted in good faith and will continue to be acting in good faith within the meaning of Section 363(m) of the Bankruptcy Code in closing the transactions contemplated by the Purchase Agreement and at all times after the entry of this Order.

          L. The Purchaser submitted the highest and best offer for the Acquired Assets at the Auction.

          M. The consideration provided by the Purchaser for the Acquired Assets pursuant to the Purchase Agreement (i) is fair and reasonable, (ii) is the highest and best offer for the Acquired Assets, (iii) will provide a greater recovery for the Debtors' creditors than would be provided by any other practical available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

          N. The Purchaser provided the Debtors with a $900,000 cash deposit (the "Deposit") in accordance with the Revised Bidding Procedures, which Deposit is currently being held by the Debtors.

          O. The Proposed Transaction must be approved and consummated promptly in order to preserve the viability of the Debtors' inland waterway cruise business as a going concern.


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
          P. The Acquired Assets all constitute property of the Debtors' estates. The transfer of the Acquired Assets to the Purchaser will be a legal, valid, and effective transfer of the Acquired Assets, and will vest the Purchaser with all right, title, and interest of the Debtors in and to the subject Acquired Assets free and clear of all interests, liens, claims, and encumbrances other than the MARAD Liens (as defined in the Purchase Agreement). The Purchaser shall have no liability for any claims against the Debtors or their estates or any liabilities or obligations of the Debtors or their estates including, without limitation, any taxes arising under or out of, in connection with, or in any way relating to the operation of the Debtors' business prior to the Closing Date (other than those expressly assumed by the Purchaser in the Purchase Agreement (the "Assumed Liabilities")).

          Q. The Purchaser would not have entered into the Purchase Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting the Debtors, their estates, and their creditors, if the sale of the Acquired Assets to the Purchaser and the assignment of the Assumed Contracts to the Purchaser were not free and clear of all interests, liens, claims, and encumbrances of any kind or nature whatsoever (other than the Assumed Liabilities and the MARAD Liens), or if the Purchaser would, or in the future could, be liable for any of such interests, liens, claims, and encumbrances.

          R. The Debtors may sell the Acquired Assets and assign the Assumed Contracts free and clear of all interests, liens, claims, and encumbrances of any kind or nature whatsoever because, in each case, one or more of the standards set forth in Section 363(f)(1)-(5) has been satisfied. Those nondebtor parties with interests, liens, claims, and/or encumbrances in the Acquired Assets or the Assumed Contracts who did not object, or who withdrew their objections, to the Proposed Transaction or the Motion are deemed to have consented pursuant to

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
Section 363(f)(2) and 365 of the Bankruptcy Code. Those nondebtor parties with interests, liens, claims and/or encumbrances in the Acquired Assets or Assumed Contracts who did object fall within one or more of the other subsections of Sections 363(f) and 365 and are adequately protected by having their interests, liens, claims, and/or encumbrances, if any, attach to the cash proceeds of the Proposed Transaction ultimately attributable to the property against or in which they claim an interest, lien, claim, and/or encumbrance.

         S. Except for the Assumed Liabilities, the transfer of the Acquired Assets to the Purchaser and assumption and assignment to the Purchaser of the Assumed Contracts will not subject the Purchaser to any liability whatsoever with respect to the operation of the Debtors' business prior to the Closing Date or by reason of such transfer under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, in any theory of law or equity including, without limitation, any theory of equitable law including, without limitation, any theory of antitrust or successor or transferee liability.

         T. The sale of the Acquired Assets to the Purchaser is a prerequisite to the Debtors' ability to confirm and consummate a plan or plans. The Proposed Transaction is a sale in contemplation of a plan and, accordingly, a transfer pursuant to Section 1146(c) of the Bankruptcy Code, which shall not be taxed under any law imposing a stamp tax or similar tax.

         U. The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign the Assumed Contracts to the Purchaser in connection with the consummation of the Proposed Transaction, and the assumption and assignment of the Assumed Contracts is in the best interests of the Debtors, their estates, and their creditors. The Assumed Contracts being assigned to the Purchaser are an integral part of the business being


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purchased by the Purchaser and, accordingly, such assumption and assignment of
Assumed Contracts is reasonable, enhances the value of the Debtors' estates, and does not constitute unfair discrimination.

         V. Nondebtor parties to the Assumed Contracts have received adequate notice of, and opportunity to be heard on the Debtors' request for authority to assume and assign each of the Assumed Contracts and for the Purchaser to assign, sublicense, sublease, or otherwise transfer or dispose of rights in, to or under all Assumed Contracts to any of its affiliates, designees, assignees, and/or successors which is done in connection with consummating the Purchase Agreement and the Proposed Transaction.

         W. The Debtors (or the Purchaser, as the case may be) have provided adequate assurance of payment of amounts necessary to cure defaults (within the meaning of Section 365(b)(1)(A) of the Bankruptcy Code) under any of the Assumed Contracts, by virtue of (i) the provisions of the Purchase Agreement and this Order that provide for the payment by the Debtors of certain liabilities under the Assumed Contracts, and (ii) the assumption by the Purchaser, on the terms provided in the Purchase Agreement and this Order, of certain cure obligations under the Assumed Contracts.

         X. Adequate assurance of future performance (within the meaning of Section 365(b)(1)(C) of the Bankruptcy Code) has been demonstrated for each of the Assumed Contracts, by virtue of the assumption on the Closing Date by the Purchaser on the terms provided in the Purchase Agreement of the post Closing Date liabilities under such Assumed Contracts.

         Y. Any and all provisions of the Assumed Contracts that purport or attempt to prohibit an assignment (or reassignment, sublicense, sublease or other transfer or disposition as


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
between the Purchaser and any of its affiliates, designees, assignees, and/or successors in connection with consummating the Purchase Agreement and the Proposed Transaction) or purport or attempt to give to any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of the Debtors' or the Purchaser's interests or rights in any of the Acquired Assets and Assumed Contracts, or any similar rights, all constitute impermissible restrictions on the assignment of the Assumed Contracts and are void and unenforceable pursuant to Section 365(f)(1) of the Bankruptcy Code. Each of the Assumed Contracts is in full force and effect and each constitutes an executory contract or unexpired lease pursuant to Section 365 of the Bankruptcy Code.

         Z. There is a need to consummate the Purchase Agreement and the Proposed Transaction as rapidly as possible, due to the seasonal nature of the Debtors' business and the lack of adequate resources to continue the Debtors' operations which is reducing the recovery to creditors. Accordingly, there is cause to lift the stays of execution of this Order contemplated by Bankruptcy Rules 6004(g) and 6006(d).

         NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

                               General Provisions

         1.       The Motion is granted, as further described herein.

         2. The findings of fact set forth above and conclusions of law stated herein shall constitute the Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any finding of fact later shall be determined to be a conclusion of law, it shall be so deemed, and to


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the extent any conclusion of law later shall be determined to be a finding of fact, it shall be so deemed.

         3. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are hereby overruled on the merits with prejudice.

                       Approval of the Purchase Agreement

         4. The Purchase Agreement, and all of the terms and conditions thereof, are hereby approved.

         5. Pursuant to Section 363(b) of the Bankruptcy Code, the Debtors are authorized to consummate the Proposed Transaction, pursuant to and in accordance with the terms and conditions of the Purchase Agreement, effective immediately upon the signing of this Order.

         6. The Debtors are authorized to execute and deliver, and empowered to perform under, consummate, and implement the Purchase Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Purchase Agreement, and to take all further actions as may be requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser or reducing to possession, the Acquired Assets, or as may be necessary or appropriate to the performance of the obligations as contemplated by the Purchase Agreement.

                        Transfer of the Acquired Assets

         7. Pursuant to Sections 105(a) and 363(f) of the Bankruptcy Code upon consummation of the Purchase Agreement (the "Closing"), the Acquired Assets (and good and marketable title to such assets) shall be transferred to the Purchaser, free and clear of all interests,

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
liens, claims, and encumbrances of any kind or nature whatsoever, other than the Assumed Liabilities and the MARAD Liens, with all such interests, liens, claims, and encumbrances of any kind or nature whatsoever to attach to the net proceeds of the Proposed Transaction in the order of their priority, with the same validity, force and effect which they now have as against the respective Acquired Assets, subject to any claims and defenses the Debtors may possess with respect thereto.

         8. Except as expressly permitted or otherwise specifically provided by the Purchase Agreement or this Order, all persons and entities (and their respective successors and assigns) including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade and other creditors, holding interests, liens, claims, and/or encumbrances of any kind or nature whatsoever against or in the Debtors or the Acquired Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Acquired Assets, the operation of the Debtors' business prior to the Closing Date, or the transfer of the Acquired Assets to the Purchaser, hereby are forever barred, estopped, and permanently enjoined from asserting such persons' or entities' interests, liens, claims, or encumbrances against the Purchaser, its affiliates, designees, assignees, or successors, its properties, or its assets (other than with respect to the Assumed Liabilities and the MARAD Liens). Effective upon the Closing Date, the Purchaser shall have no liability for any claims (as defined in Section 101(5) of the Bankruptcy Code) against the Debtors or their estates or interests in the Debtors or their estates, except as expressly provided in the Purchase Agreement.


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
         9. The transfer of the Acquired Assets to the Purchaser pursuant to the Purchase Agreement constitutes a legal, valid, and effective transfer of the Acquired Assets, and shall vest the Purchaser with all right, title, and interest of the Debtors in and to the Acquired Assets free and clear of all interests, liens, claims, and encumbrances of any kind or nature whatsoever (other than the MARAD Liens).

        10. The transfer of the Acquired Assets pursuant to the Proposed Transaction constitutes a transfer pursuant to Section 1146(c) of the Bankruptcy Code and, accordingly, shall not be taxed and/or shall not be subject to any tax under any federal, state, local, municipal or other law imposing or claiming to impose a stamp tax or a sale, use, transfer, or any other similar tax on any of the Debtors' transfers or sales of real estate, personal property or other assets owned by the Debtors.


                          Assumption and Assignment to
                       Purchaser of the Assumed Contracts

        11. Pursuant to the Sections 105(a) and 365 of the Bankruptcy Code, and subject to and conditioned upon the occurrence of the Closing of the Proposed Transaction, the Debtors' assumption and assignment to the Purchaser of the Assumed Contracts is hereby approved, and the requirements of Section 365(b)(1) of the Bankruptcy Code with respect thereto are hereby deemed satisfied.

        12. The Debtors are hereby authorized and directed in accordance with Sections 105(a) and 365 of the Bankruptcy Code to (a) assume and assign to the Purchaser, effective upon the Closing of the Proposed Transaction, the Assumed Contracts free and clear of all interests, liens, claims and encumbrances of any kind or nature whatsoever, and (b) execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign




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
and transfer the Assumed Contracts to the Purchaser. The Purchaser is authorized to assign, sublicense or otherwise transfer or dispose of rights in, to or under all such Assumed Contracts to its affiliates, designees, assignees, or successors which is done in connection with consummating the Purchase Agreement.

          13. The Assumed Contracts shall be transferred to, and remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such Assumed Contract (including those of the type described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to Section 365(k) of the Bankruptcy Code, the Debtors shall be relieved from any further liability with respect to the Assumed Contracts after such assignment to the Purchaser.

          14. All defaults or other obligations of the Debtors under the Assumed Contracts arising or accruing prior to the Closing Date (without giving effect to any acceleration clauses or any default provisions of the kind specified in Section 365(b)(2) of the Bankruptcy Code) shall be deemed cured by the Debtors or the Purchaser upon payment by the Debtors or the Purchaser at the Closing of the Proposed Transaction or as soon as practicable thereafter of the cure amounts set forth on Exhibit B annexed hereto (the "Cure Amounts"). The Cure Amounts are hereby fixed at the amounts set forth on Exhibit B annexed hereto and the nondebtor parties to such Assumed Contracts are hereby forever bound by such Cure Amounts. Except for the Cure Amounts set forth on Exhibit B annexed hereto, there are no other defaults existing under the Assumed Contracts.

          15. Except for the obligations of the Debtors and the Purchaser to pay the Cure Amounts as set forth in the Purchase Agreement, such nondebtor party to an Assumed

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Contract hereby is forever barred, estopped, and permanently enjoined from asserting against the Debtors and/or the Purchaser, or the property of any of them, and default or additional amounts existing as of the Closing Date, whether declared or undeclared or known or unknown; and such parties are also forever barred, estopped, and permanently enjoined from asserting against the Purchaser, any counterclaim, defense, setoff, or any other claim asserted or assertable against the Debtors.

          16. Pursuant to Section 365(b)(2) of the Bankruptcy Code, any default under the Assumed Contracts arising from the insolvency or financial condition of the Debtors prior to the commencement of these Chapter 11 cases, or from the commencement by the Debtors of these Chapter 11 cases, is of no force and effect, null and void, and unenforceable.

          17. Pursuant to Section 365(f)(1) of the Bankruptcy Code, any defaults under the Assumed Contracts arising from the assignment thereof by the Debtors to the Purchaser (or the Purchaser to its affiliates, designees, assignees, or successors by way of reassignment, sublicense, sublease or other transfer or disposition which is done in connection with consummating the Purchase Agreement) are of no force and effect, null and void, and unenforceable.

          18. Pursuant to Section 365(f)(3) of the Bankruptcy Code, any provision of an Assumed Contract or applicable law that terminates or modifies, or permits a party other than the Debtors to terminate or modify, such contract or lease or a right or obligation under such contract or lease on account of any assignment of such contract or lease, such contract, lease, right, or obligation may not be terminated or modified under such provision because of the assumption or assignment of such contract or lease by the relevant Debtor (or by the Purchaser to any of its affiliates, designees, assignees, or successors by way of reassignment, sublicense, sublease or

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other transfer or disposition which is done in connection with consummating the
Purchase Agreement).

         19. The failure of the Debtors or the Purchaser to enforce at any time one or more terms or conditions of any Assumed Contract shall not be a waiver of such terms or conditions, or of the Debtors' and Purchaser's rights to enforce every term and condition of the Assumed Contracts.

         20. The Debtors may reject any of the Excluded Contracts without further order from the Court at any time after the entry of this Order upon five (5) days' written notice to the nondebtor party to such Excluded Contract. Except as set forth in paragraph 48 below with respect to the executory contracts and unexpired leases (the "CQ Contracts") relating to the Columbia Queen (as defined below), this Order is without prejudice to the Debtors' right to file a subsequent motion to assume or assume and assign any such Excluded Contract if the Purchaser requests such assignment and the Debtors deem such assignment to be in the best interests of their estates.

                  Authority to Settle Priority Claims of Customers

         21. Pursuant to Section 105 of the Bankruptcy Code and Bankruptcy Rule 9019(a), the Debtors are authorized to settle priority claims of any of their customers in exchange for gift certificates for future cruises as contemplated by the Purchase Agreement, without further order of this Court. The foregoing settlements are in the best interests of the Debtors' estates and satisfy the standards of Bankruptcy Rule 9019(a). The foregoing settlements shall be, and hereby are, binding on all parties-in-interest in the above-captioned Chapter 11 cases including, but not limited to, the Debtors, their estates, their creditors, any trustee appointed under Chapters 7 or 11 of the Bankruptcy Code, and such parties' respective successors and


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
assigns. The official claims agent is hereby directed to update the official claims register upon receipt of any such written agreement.


                             Additional Provisions

         22. On the Closing Date of the Proposed Transaction, each of the Debtors' creditors is authorized and directed to execute such documents and take all other actions as may be necessary to release their interests in the Acquired Assets, if any, as such interests may have been recorded or may otherwise exist.

         23. The Purchaser is hereby authorized to allocate the Acquired Assets and the Assumed Contracts among its affiliates, designees, assignees, and/or successors in a manner as it in its sole discretion deems appropriate and to assign, sublease, sublicense, transfer or otherwise dispose of any of the Acquired Assets or the rights under any Assumed Contract to its affiliates, designees, assignees, and/or successors with all of the rights and protections accorded under this Order and the Purchase Agreement, and the Debtors shall cooperate with and take all actions reasonably requested by the Purchaser to effectuate any of the foregoing.

         24. This Order (a) shall be effective as a determination that, on the Closing Date, all interests, liens, claims, or encumbrances of any kind or nature whatsoever existing with respect to the Debtors or the Acquired Assets prior to the Closing (other than the MARAD Liens) have been unconditionally released, discharged and terminated, and that the conveyances described herein have been effected, and (b) shall be binding upon and shall govern the acts of all entities including, without limitation, United States Coast Guard National Vessel Documentation Center, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Acquired Assets.

         25. Each and every federal, state, and local governmental agency or department or office is hereby directed to accept this Order and any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Purchase Agreement.

         26. Debtor, Great River Cruise Line, LLC, is hereby authorized to execute a bill of sale transferring the whole (100%) of the United States documented vessel Delta Queen, Official Number 225875, to the Purchaser or its designated affiliate, which transfer shall be made free and clear of all liens, claims, interests, and encumbrances. Debtor, Great Ocean Cruise Line, LLC, is hereby authorized to execute a bill of sale transferring the whole (100%) of the United States documented vessel Mississippi Queen, Official Number 574200, to the Purchaser or its designated affiliate, which transfer shall be made free and clear of all liens, claims, interests, and encumbrances. Debtor, Great AQ Steamboat, LLC, is hereby authorized to execute a bill of sale transferring the whole (100%) of the United States documented vessel American Queen, Official Number 1030765, to the Purchaser or its designated affiliate, which transfer shall be made free and clear of all liens, claims, interests, and encumbrances (with the exception of the MARAD Liens). In the event that the Purchaser purchases the United States documented vessel Columbia Queen, Official Number 1023608 (the "Columbia Queen"), Debtor, Great Pacific NW Cruise Line, LLC, is hereby authorized to execute a bill of sale transferring the whole (100%) of the Columbia Queen, to the Purchaser or its designated affiliate, which transfer shall be made


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free and clear of all liens, claims, interests, and encumbrances (other than
Liens against the Columbia Queen, if any, to which the Purchaser has agreed).

         27. If any person or entity that has filed financing statements, mortgages, mechanic's liens, lis pendens, maritime liens or other documents or agreements evidencing interests with respect to the Debtors or the Acquired Assets shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all interests which the person or entity has with respect to the Debtors or the Acquired Assets or otherwise, then (a) the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Acquired Assets and (b) the Purchaser and/or the Debtors are hereby authorized to file, register, or otherwise record a certified copy of this Order, which, once filed, registered, or otherwise recorded, shall constitute conclusive evidence of the release of all interests, liens, claims, and/or encumbrances in the Acquired Assets of any kind or nature whatsoever. This Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state, and local governmental agency, department, or office.

         28. All entities who are presently, or on the Closing Date may be, in possession of some or all of the Acquired Assets are hereby directed to surrender possession of the Acquired Assets to the Purchaser on the Closing Date.

         29. Except for the Assumed Liabilities, the Purchaser shall have no liability or responsibility for any liability or other obligations of the Debtors arising under or related to the Acquired Assets. Without limiting the generality of the foregoing, and except as otherwise specifically provided herein and in the Purchase Agreement, the Purchaser shall not be liable for


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
any claims against the Debtors or any of their predecessors or affiliates, and the Purchaser shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing Date including, but not limited to, liabilities on account of any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the business prior to the Closing Date or the sale of the Acquired Assets to the Purchaser.

         30. Under no circumstances shall the Purchaser or any of its affiliates, designees, assignees, or successors be deemed successors of or to the Debtors for any interests, liens, claims, or encumbrances of any kind or nature whatsoever against or in the Debtors or the Acquired Assets. Except for the Assumed Liabilities and the MARAD Liens, the sale, transfer, assignment, and delivery of the Acquired Assets shall not be subject to any interests, liens, claims, or encumbrances of any kind or nature whatsoever and any such interests, liens, claims, or encumbrances of any kind or nature whatsoever shall remain with, and continue to be obligations of, the Debtors. All persons holding interests, liens, claims, or encumbrances of any kind or nature whatsoever against or in the Debtors or the Acquired Assets shall be, and hereby are, forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing such interests, liens, claims, or encumbrances of any kind or nature whatsoever against the Purchaser, its property, its affiliates, designees, assignees, or successors, or the Acquired Assets with respect to any interests, liens, claims, or encumbrances of any kind or nature whatsoever such person or entity had, has, or may have against or in the Debtors, their estates, officers, directors, shareholders, or the Acquired Assets. Following the Closing Date, no holder of any interests, liens, claims, or encumbrances of any kind or nature whatsoever in or against



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
the Debtors shall interfere with the Purchaser's title to or use and enjoyment of the Acquired Assets based on or related to such interests, liens, claims, or encumbrances of any kind or nature whatsoever, or any actions that the Debtors may have taken or may take in their Chapter 11 cases.

         31. Any amounts that become payable by the Debtors pursuant to the Purchase Agreement or any of the documents delivered by the Debtors pursuant to or in connection with the Purchase Agreement shall (a) constitute administrative expenses of the Debtors' estates and (b) be paid by the Debtors in the time and manner as provided in the Purchase Agreement, without further order of this Court.

         32. The Debtors are hereby authorized and directed to execute and deliver such closing and other confirmatory documents and to do such things as are necessary and appropriate, and as are reasonably requested by the Purchaser, to implement and effectuate the provisions of this Order and the transactions approved hereby.

         33. No bulk sales law, or similar law of any state or other jurisdiction shall apply in any way to the transactions contemplated by the Purchase Agreement, the Motion and this Order.

         34. The Debtors are authorized and directed no later than 30 days following the Closing to change their corporate names as set forth in the Purchase Agreement, effective as of the Closing Date. Such changes of corporate name shall be effective even in the absence of recommendation or approval by officers, directors, or shareholders of the Debtors. Notwithstanding the foregoing, the officers, directors, and shareholders of each of the Debtors are authorized and directed to take all actions, votes, and resolutions necessary or appropriate to effect such corporate-name changes.

         35. This Court hereby retains jurisdiction to enforce and implement the terms and provisions of the Purchase Agreement, all amendments thereto, any waivers and consents thereunder, and of each of the agreements executed in connection therewith in all respects including, but not limited to, retaining jurisdiction to (a) compel delivery of the Acquired Assets to the Purchaser, (b) resolve any disputes arising under or related to the Purchase Agreement, except as otherwise provided therein, (c) interpret, implement, and enforce the provisions of this Order and resolve any disputes related thereto,
(d) protect the Purchaser against any interests, liens, claims, or encumbrances against or in the Debtors or the Acquired Assets, of any kind or nature whatsoever (other than the MARAD Liens), whether or not such interests, liens, claims, or encumbrances attach to the proceeds of the Proposed Transaction and
(c) determine any disputes raised by nondebtor parties concerning the assumption and assignment of the Assumed Contracts to the Purchaser.

         36. Nothing contained in any plan confirmed in these Chapter 11 cases or any order of this Court confirming such plan shall conflict with or derogate from the provisions of the Purchase Agreement or the terms of this Order.

         37. Except as expressly provided in the Purchase Agreement, the transfer of the Acquired Assets pursuant to the Proposed Transaction shall not subject the Purchaser to any liability with respect to the operation of the business prior to the Closing Date or by reason of such transfer under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law or equity including, without limitation, any theory of equitable subordination or successor or transferee liability.

         38. The transactions contemplated by the Purchase Agreement are undertaken by the Purchaser in good faith, as that term is used in Section 363(m) of the Bankruptcy Code. Accordingly, any reversal or modification on appeal of the authorization provided herein to consummate the Proposed Transaction shall not affect the validity of the Proposed Transaction to the Purchaser, unless such authorization is duly stayed pending such appeal. The Purchaser is a purchaser in good faith of the Acquired Assets, and is entitled to all of the protections afforded by Section 363(m) of the Bankruptcy Code.

         39. The terms and provisions of the Purchase Agreement and this Order shall be binding in all respects upon, and shall insure to the benefit of, the Debtors, their estates, their creditors, their shareholders, the Purchaser, and any of such parties' respective affiliates, designees, successors, and assigns, and shall be binding in all respects upon any affected third parties including, but not limited to, all persons asserting any interests, liens, claims, and/or encumbrances in or on the Acquired Assets to be sold to the Purchaser pursuant to the Purchase Agreement, notwithstanding any subsequent appointment of any trustee(s), examiners(s), or receiver(s) under any Chapter of the Bankruptcy Code or any other law, and all such provisions and terms shall likewise be binding on such trustee(s), examiner(s), and receiver(s).

         40. The failure specifically to include any particular provision of the Purchase Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Purchase Agreement be authorized and approved in its entirety.

         41. The Purchase Agreement and any related agreements, documents, or other instruments may be modified, amended, or supplemented by the parties thereto, in a writing signed by both parties, and in accordance with the terms thereof, without further order of the

Court, provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors' estates.

         42. Neither the Debtors nor the Purchaser shall be required to pay any commissions to any brokers in connection with the Proposed Transaction except for the fees payable to American Marine Advisors and Chanin Capital Partners and certain members of senior management of the Debtors, which fees shall be paid by the Debtors or third parties (other than the Purchaser) in accordance with any prior and subsequent order(s) of this Court.

         43. As provided by Bankruptcy Rule 7062, and notwithstanding Bankruptcy Rules 6004(g) and 6006(d), this Order shall not be automatically stayed, but shall be effective and enforceable immediately upon the signing of this Order. Time is of the essence in the occurrence of the Closing of the Proposed Transaction and the Debtors and the Purchaser intend to close the Proposed Transaction as soon as possible. Any party objecting to this Order thereby must exercise due diligence in filing an appeal and pursuing a stay or risk their appeal being foreclosed as moot.

         44. Any appeal seeking to enjoin or stay consummation of the Proposed Transaction shall be subject to the appellant depositing or posting a bond in an amount equal to the then aggregate purchase price, plus the $250,000 Break-Up Fee, the Purchaser's Expenses, and applicable damages, pending the outcome of any such appeal.

         45. The executory contracts between one or more of the Debtors and Microsoft Corporation and its wholly owned subsidiary, MSLI, GP (collectively, "Microsoft") and one or more of the Debtors and Fleet Business Credit Corporation, as assignee of the interests of Oracle Credit Corporation ("Oracle") are not being assumed and assigned to the Purchaser and the Purchaser shall not use the software licensed under those specific contracts.

Nothing herein shall preclude the Purchaser from entering into new contracts with Microsoft and/or Oracle for the use and/or licensing of such software on terms acceptable to the parties.

          46. Within two (2) business days after the Closing, the Debtors are authorized to pay the break up and expense reimbursement authorized to be paid to WI-DQSC, LLC pursuant to a prior order of this Court.

          47. Within two (2) business days after the Closing, the Debtors are authorized to pay to American West Steamboat Company LLC a break up fee in the amount of $100,000 with respect to its $47.3 million stalking horse bid on the American Queen.

          48. In the event the Debtors, the Creditors Committee, MARAD, and the Purchaser agree after the date hereof but prior to the Closing to include the Columbia Queen as part of the Acquired Assets, the Debtors are hereby authorized to, without further order of this Court (a) modify and amend the Purchase Agreement to include within the definition of Sellers any additional Debtor entities that hold title to the Columbia Queen or any assets related thereto, (b) include the Columbia Queen as part of the Acquired Assets, (c) include as Assumed Contracts any of the CQ Contracts that the Purchaser desires to have assumed and assigned to the Purchaser (for which the Debtors shall file an emergency motion to assume and assign such CQ Contracts to the Purchaser, which motion may be heard by the Court on five (5) days' notice), and (d) modify the Purchase Price in the Purchase Agreement to reflect the additional amount the Purchaser has agreed to pay for the Columbia Queen. In the event the parties agree to include the Columbia Queen in the Proposed Transaction, this Order shall automatically be modified to (a) include any additional Debtor entities that hold title to the Columbia Queen or any assets related thereto, and (b) include the Columbia Queen and the CQ Contracts within the definitions in this Order of Acquired Assets and Assumed Contracts (as set forth in this paragraph). In such event, the Debtors shall be authorized and directed to execute and deliver any and all documents and take any and all actions that may be reasonably necessary or required to transfer title of the Columbia Queen and related assets to the Purchaser, free and clear of all interests, liens, claims, and encumbrances (other than Liens against the Columbia Queen, if any, to which the Purchaser has agreed), with such interests, liens, claims, and encumbrances to attached to the proceeds of sale attributable to the Columbia Queen and related assets.

         49. On or within two (2) business days after the Closing, the Debtors are authorized, without further order of this Court, to deliver to MARAD the documents and the consideration it is entitled to receive from the proceeds of sale, pursuant to the terms of the Stipulation between the Debtors, MARAD, and the Creditors Committee approved by separate order of this Court.




Dated:  Wilmington, Delaware
        May 13, 2002


                                             /s/
                                             ----------------------------------
                                             UNITED STATES BANKRUPTCY JUDGE






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